UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreement.

Decathlon Amendment

On September 29, 2023, the Company, its CEO, Steven Shum as a Key Person (as defined in the Loan Agreement – defined below), and the Company’s wholly-owned subsidiaries Bio X Cell, Inc, INVO Centers LLC, Wood Violet, Fertility Labs of Wisconsin LLC and Orange Blossom Fertility LLC as guarantors (the “Guarantors”), entered into a Revenue Loan and Security Agreement (the “Loan Agreement”) with Decathlon Alpha V LP (the “Lender”) under which the Lender advanced a gross amount of $1,500,000 to the Company.

The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which was filed as Exhibit 10.1 to a Current Report on Form 8-K filed on October 5, 2023 and is incorporated herein by reference.

On September 24, 2024, the Company, the Lender, Steven Shum and the Guarantors entered into an amendment to the Loan Agreement (the “First Amendment”), pursuant to which (i) the Lender approved that certain Standard Merchant Cash Advance Agreement, dated September 25, 2024 between the Company and Cedar Advance LLC, and (ii) the Company agreed to increase the “Minimum Interest” (as defined in the Loan Agreement) multiples set forth therein by 0.15 effective as of December 1, 2024, if the Company did not receive equity investment of at least $1,000,000 by November 30, 2024.

The foregoing summary of the First Amendment is not complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which was filed as Exhibit 10.2 to a Current Report on Form 8-K filed on October 1, 2024 and is incorporated herein by reference.

On October 11, 2024, the Company, the Lender, Steven Shum and the Guarantors entered into a second amendment to the Loan Agreement (the “Second Amendment”), pursuant to which The Company agreed, among other things, to pay down its loan by at least $500,000 and increase its monthly payments by up to $30,000 if the Company closes a private offering of its securities. The Company also agreed to retain an investment banker to pursue a financing or a sale if it fails to meet certain liquidity covenants.

The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by reference to the Second Amendment, a copy of which was filed as Exhibit 10.3 to a Current Report on Form 8-K filed on October 15, 2024 and is incorporated herein by reference.

On August 13, 2025, the Company, the Lender, Steven Shum and the Guarantors entered into a third amendment to the Loan Agreement (the “Third Amendment”), pursuant to which (a) the Lender consented to the change of the Company’s name to INVO Fertility, Inc., (b) the Lender waived the event of default that would result from the entry of judgment pursuant to the Term Sheet with Dr. Pritts and the Pritts Trust, (c) the parties agreed to an adjusted repayment schedule whereby the monthly payment under the Loan Agreement increased by $20,000, and (d) the Company agreed to reimburse the Lender for approximately $17,500 in fees and expenses incurred in connection with the Third Amendment.

The foregoing summary of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, a copy of which was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on August 14, 2025 and is incorporated herein by reference.

On September 22, 2025, the Company, the Lender, Steven Shum, and the Guarantors entered into a restated third amendment to the Loan Agreement (the “Restated Third Amendment”), pursuant to which and in addition to amendments set forth in the Third Amendment, since the Company did not raise the above stated $1 million by November 30, 2024 as required under the Loan Agreement, the Loan Agreement was amended to reflect an increase of 0.15 the Minimum Interest multiples set forth in the Loan Agreement.

The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Restated Third Amendment to Revenue Loan and Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2025	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer